Exhibit 10.14
GUARANTY
     This GUARANTY dated as of November 23, 2010 is made by the undersigned, Diamond Resorts Corporation, a Maryland corporation (the “Guarantor”) in favor of Guggenheim Corporate Funding, LLC, as Administrative Agent for the Lenders that are party to that certain Credit and Security Agreement dated as of November 23, 2010 (as such agreement may be amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among Tempus Acquisition, LLC, a Delaware limited liability company, (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC, as Administrative Agent pursuant to which the Administrative Agent on behalf of the Lenders has made or may make loans to the Borrower (the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to the Credit Agreement and this Guaranty, as such writing may be amended, restated or otherwise modified from time to time, a “Facility Document”). The Guarantor owns indirectly 100% of the membership interests of the Borrower and is financially interested in its affairs.
     THEREFORE, in order to induce the Lenders to extend credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:
     Section 1. Guaranty of Payment. The Guarantor unconditionally and irrevocably guarantees to the Lenders the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise; provided that the liability of the Guarantor shall not exceed Ten Million Dollars ($10,000,000) (all of the foregoing sums being the “Liabilities”). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Lenders shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Lenders, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.
     Section 2. Guaranty Absolute. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facilities. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor.
     Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect.
     Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Lenders on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.
     Section 5. Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Lenders and shall be promptly paid to the Lenders to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities. If the Guarantor makes payment to the Lenders of all or any part of the Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect, the Lenders shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.
     Section 6. Subordination. Without limiting the Lenders’ rights under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to the Guarantor, if the Lenders so request, shall be collected, enforced and received by the Guarantor as trustee for the Lenders and shall be paid over to the Lenders on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
     Section 7. Payments Generally. All payments by the Guarantor shall be made in the manner and at the place required by the Facility Documents.
     Section 8. Certain Taxes. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to the Lenders hereunder, the amounts so payable to the Lenders shall be increased to the extent necessary to yield to the Lenders (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Lenders an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Lenders.
     Section 9. Representations and Warranties. The Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to the Guarantor; (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on the Lenders or any information received from the Lenders and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of the Lenders not embodied herein or any acts heretofore or hereafter taken by the Lenders (including but not limited to any review by the Lenders of the affairs of the Borrower).
     Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
     Section 11. Formalities. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.
     Section 12. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Lenders, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lenders to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
     Section 13. Expenses. The Guarantor shall reimburse the Lenders on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Lenders) incurred by the Lenders in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.
     Section 14. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Lenders and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor; and (b) the Lenders may assign, sell participations in or otherwise transfer its rights under the Facilities to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Lenders in this Guaranty or otherwise.
     Section 15. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
     Section 16. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
     Section 17. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantor and the Lenders relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Lenders. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

DIAMOND RESORTS CORPORATION

By:	/s/ David F. Palmer
Name: David F. Palmer
Title: President & CFO

Address:

Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: Tempus Portfolio, c/o Elizabeth Brennan
Telephone: (702) 823-7550
Fax: (702) 765-8615

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